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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements Nos. 033-75934, 333-04280, 333-08047 and 333-75339 on Form S-8 and Registration
Statements Nos. 333-05939, 333-37921, 333-87157 and 333-94859 on Form S-3 of
SatCon Technology Corporation of our report on the financial statements of Beacon Power Corporation for the year ended December 31, 1998 and the period from May 8, 1997 (date of inception) to December 31, 1998 dated May 25, 2000, appearing in this Amendment No. 1 to the Annual Report on Form 10-K of SatCon Technology Corporation for the year ended September 30, 1999.

                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 14, 2000